UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________
FORM 8-K
CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 21, 2018

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:  (972) 431-1000
 Not Applicable
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) On May 22, 2018, J. C. Penney Company, Inc. (the “Company”) issued a press release announcing that Marvin R. Ellison is resigning as the Company’s Chairman of the Board, effective immediately, and as the Company’s Chief Executive Officer and a director of the Company, effective June 1, 2018. Mr. Ellison’s resignation is not a result of any disagreement with the Company or its management. A copy of the press release announcing Mr. Ellison’s resignation is attached hereto as Exhibit 99.1.

On May 22, 2018, the Company announced that the Board of Directors of the Company (the “Board”) has created the Office of the CEO, effective June 1, 2018, which will be comprised of Jeffrey A. Davis, the Company’s Executive Vice President and Chief Financial Officer, Joseph M. McFarland, the Company’s Executive Vice President and Chief Customer Officer, Therace M. Risch, the Company’s Executive Vice President and Chief Information Officer and Chief Digital Officer, and Michael Robbins, the Company’s Executive Vice President, Supply Chain. The executives comprising the Office of the CEO will have responsibility for managing the day to day operations of the Company while a search for a permanent CEO is conducted.

Mr. Davis, 55, has served as the Company’s Executive Vice President and Chief Financial Officer since July 2017. Prior to joining the Company, he served as Senior Vice President and Chief Financial Officer at Darden Restaurants, Inc. (food service industry) from 2015 to 2016. Mr. Davis also served as Executive Vice President and Chief Financial Officer for the Walmart U.S. segment at Walmart Inc. (retailer) from 2014 to 2015. His prior roles with Walmart Inc. included Treasurer from 2010 to 2014, Senior Vice President, Finance and Strategy for the Walmart U.S. segment from 2009 to 2010, and Vice President, Finance, US Stores Operations/Specialty Division from 2006 to 2009.

Mr. McFarland, 48, has served as the Company’s Executive Vice President and Chief Customer Officer since March 2018. Prior to that, he served as Executive Vice President, Stores from 2016 to March 2018. From 2007 to 2015, Mr. McFarland served as President, Northern and Western Divisions of The Home Depot, Inc. (home improvement supplies retailer), with which he served in positions of increasing responsibility since 1993. Prior to joining The Home Depot, he spent six years serving in the United States Marine Corps and is a veteran of Operation Desert Storm.

Ms. Risch, 45, has served as the Company’s Executive Vice President and Chief Information Officer and Chief Digital Officer since March 2018. Prior to that, she served as Executive Vice President and Chief Information Officer from 2015 to March 2018. Prior to joining the Company, Ms. Risch served as Executive Vice President and Chief Information Officer of Country Financial (insurance and investment services) from 2014 to 2015. Prior to that, she spent 10 years at Target Corporation (retailer) in a variety of technology roles of increasing responsibility, including Vice President of Technology Delivery Services from 2012 to 2014 and Vice President, Business Technology Team from 2009 to 2012.

Mr. Robbins, 52, has served as the Company’s Executive Vice President, Supply Chain since 2016. Prior to that, he served as Senior Vice President, Supply Chain from 2015 to 2016. From 2012 to 2015, Mr. Robbins served as Senior Vice President, Global Supply Chain at Target Corporation (retailer), with which he served in positions of increasing responsibility since 2001, including Senior Vice President of Distribution Operations from 2010 to 2012, Vice President of Pharmacy from 2008 to 2010 and Regional Vice President of West Coast Distribution from 2006 to 2008.

In connection with serving as members of the Office of the CEO, each of Mr. Davis, Mr. McFarland, Ms. Risch and Mr. Robbins will receive (i) a cash award equal to $250,000, which will vest on the earlier of June 1, 2019 or the dissolution of the Office of the CEO provided that they remain continuously employed with the Company and serving in the Office of the CEO until that time and (ii) an award of time-based restricted stock units with a grant date value of $250,000, which will vest in three equal annual installments on each anniversary of the grant date provided that they remain continuously employed with the Company until that time. In addition, Mr.

Robbins will receive an annualized base salary of $690,000 and his annual target bonus opportunity will be 85% of base salary.

Also in connection with the organizational changes described above, Andrew S. Drexler, the Company’s Senior Vice President, Chief Accounting Officer and Controller, will receive a cash award equal to $250,000, which will vest on the earlier of June 1, 2019 or the dissolution of the Office of the CEO provided that he remains continuously employed with the Company until that time.

Item 8.01	Other Events.

On May 22, 2018, the Company announced that the Board has elected Ronald W. Tysoe as the Company’s Chairman of the Board, effective immediately.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued May 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Brandy L. Treadway
Brandy L. Treadway Senior Vice President, General Counsel

Date: May 22, 2018